Company Contact:
----------------
Investor Relations
E-mail: invrel@elcom.com
Voicemail: (781) 501-4094

FOR IMMEDIATE RELEASE:
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     Elcom International Announces Completion of Sale of U.K. Reseller Unit
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               Management Buy-Out Completed on December 31, 2001


NORWOOD, MA, January 2, 2002 - Elcom International, Inc. (NASDAQ: ELCO), a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions and leveraged eProcurement services for IT products, today announced it completed the sale of its U.K. reselling unit, via a Management Buy Out ("MBO"), led by Tony Davis, the Managing Director of Elcom Information Technology ("EIT") Ltd., the name of the new company. EIT licensed the name "Elcom" for use in its U.K. business as part of the transaction. Elcom Systems, Ltd., the Company's eProcurement and eMarketplace technology licensing and consulting subsidiary, will continue to operate as it has historically. The Company believes it will begin expanding this subsidiary during the first quarter as the Scottish Executive (Government of Scotland) and Office of Government Commerce licenses are expected to begin generating revenues.

Robert J. Crowell, Chairman and CEO for Elcom International, Inc., said, "We are pleased to announce the completion of the MBO in the U.K. Our technology was a crucial part of the transaction and will enable EIT to offer its customers a "state of the art" eProcurement system to expand their business. In addition, Elcom welcomes EIT as its newest System Sales Partner."

Tony Davis, EIT's Managing Director, stated, "We are very pleased to have completed the management buy out of the U.K. reseller business. Our purchase of Elcom International, Inc.'s StarbuyerGold technology will give us a very powerful value-add proposition to offer to customers in the U.K. We believe that becoming a System Sales Partner in the U.K. will enable us to offer complete eProcurement systems and look forward to working with Elcom Systems, Ltd. to bring eProcurement systems to the attention of business and corporate customers."

The Company stated that the completion of the sale of the U.K. reseller business will result in a gain on the sale of assets and assumption of liabilities as well as positively affecting revenue for the December 2001 quarter. Additional information will be available via an 8-K, expected to be filed by January 14, 2002.

                                    - MORE -

         10 Oceana Way - Norwood, MA 02062 - Telephone (781) 440-3333 -
                               Fax (781) 762-1540

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Company Product Offerings
-------------------------
For detailed  information on our PECOSTM technology and optional Dynamic Trading
functionality,         please         visit        our         website        at
www.elcominternational.com/products.htm

About Elcom International, Inc.
-------------------------------
Elcom International, Inc. (Nasdaq: ELCO), operates two wholly-owned subsidiaries: elcom, inc., a leading international provider of remotely-hosted eProcurement and Private eMarketplace solutions and Elcom Services Group, Inc., which provides leveraged procurement services for IT products. elcom, inc.'s innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

Statement Under the Private Securities Litigation Reform Act
------------------------------------------------------------
This press release announcement includes statements that may constitute forward-looking statements or forecasts. All statements other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward- looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include: the overall markets' and individual customers' acceptance and usage of the Company's electronic commerce software systems, the receptiveness of the capital markets to technology-related companies, corporate demand for (and price decreases of) PC products and other office products, changes in manufacturer policies reducing price protection and availability of manufacturer development funds, and tightening of product returns and other policies, the risks of doing business in foreign countries, and the impact of competitive technology products, competitive pricing pressures; the ability of Tech Data to fulfill its obligations under the outsourcing arrangement with the Company and the Company's reliance on Tech Data, and specifically the availability and terms of appropriate working capital and/or other financing for the Company, including for elcom, inc., the Company's eBusiness subsidiary; the potential dilutive effect of any equity issuance, as well as factors and other risks detailed in the Company's 2000 Annual Report on Form 10-K, Registration Statement on Form S-3 and from time to time in the Company's other reports filed with the SEC. The Company assumes no obligation to update any of the information referenced in this announcement.

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